Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact:
Heide Erickson
Capella Education Company
612.977.5172
Heide.Erickson@capella.edu

Media Contact:
Mike Buttry
Capella Education Company
612.977.5499
Mike.Buttry@capella.edu

Capella Education Company Reports Second Quarter 2014 Results

MINNEAPOLIS, July 29, 2014 - Capella Education Company (NASDAQ: CPLA), a provider of online post-secondary education, primarily through its wholly owned subsidiary Capella University, today announced financial results for the three and six months ended June 30, 2014.

“As our performance continues to strengthen, we expect to return to total enrollment growth in the third quarter of 2014,” said Kevin Gilligan, chairman and chief executive officer. “Our strong second quarter results, coupled with our positive third quarter outlook, further increases our confidence that our strategies are on target and that we can successfully execute in the current market environment.”

For the three months ended June 30, 2014:

•	Revenues were $104.8 million, compared to $103.7 million in the second quarter of 2013, an increase of 1.1 percent.

•	Capella University total active enrollment decreased 0.6 percent to 35,791, new enrollment increased by 11.1 percent from second quarter 2013 and early cohort persistence improved by 4 percent.

•
Operating income was $15.5 million, compared to $17.5 million for the same period in 2013. Operating margin was 14.8 percent, compared to 16.8 percent for the second quarter 2013. This includes previously announced lease amendment charges of approximately $2.7 million. Excluding these charges, second quarter 2014 operating income was $18.2 million and the operating margin was 17.3 percent.

•	Net income for the second quarter of 2014 was $9.0 million, compared to $10.4 million for the same period in 2013.

•	Net income per diluted share was $0.72, compared to $0.83 for the same period in 2013.

For the six-month period ended June 30, 2014:

•	Revenues increased by 0.7 percent to $210.4 million, compared to $208.9 million for the same period in 2013.

•	Operating income for the six-month period ended June 30, 2014 was $30.6 million, or 14.5 percent of revenue, compared to $32.6 million, or 15.6 percent of revenue during the same period in 2013.

•	Net income was $17.9 million, or $1.42 per diluted share, compared to $19.2 million, or $1.54 per diluted share, for the same period in 2013.

Balance Sheet and Cash Flow

As of June 30, 2014, the Company had cash and marketable securities of $158.9 million, compared to $160.2 million at Dec. 31, 2013, and no debt for the same periods.

Cash flow from operating activities for the six months ended June 30, 2014 was $33.8 million compared to $41.6 million in the same period a year ago.

Dividend and Share Repurchase

A quarterly cash dividend of $0.35 per outstanding share of common stock was declared during the second quarter of 2014. The dividend was paid on July 10, 2014.

In the second quarter 2014, the Company repurchased approximately 110,000 shares of Capella stock for total consideration of $6.4 million. The remaining authorization as of the end of the second quarter was $39.4 million.

Outlook

For the third quarter ending Sept. 30, 2014, Capella University new enrollment growth is expected to be similar to year-over-year new enrollment growth in the second quarter 2014. Total enrollment and consolidated revenue is expected to increase about 1.0 to 2.0 percent compared to third quarter 2013.

The consolidated operating margin is anticipated to be approximately 10.5 to 11.5 percent of total revenue for the third quarter of 2014.

For the fiscal year ended Dec. 31, 2014, the Company is expected to report solid new enrollment, positive total enrollment and consolidated revenue growth. The consolidated annual operating margin is expected to be in the 14.5 percent range, including the second quarter 2014 lease amendment charges.

“Solid execution in the first half of 2014 and positive momentum into the third quarter position us well for a strong fiscal year 2014,” said Steve Polacek, senior vice president and chief financial officer. “We are particularly pleased with our expected annual operating performance improvements and return to total enrollment growth as we continue to invest in the future success of our learners.”

Forward-Looking Statements

Certain information in this news release does not relate to historical financial information, including statements relating to our future prospects and our expectations regarding our revenues, enrollment, and operating performance, and may be deemed to constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management's good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Such statements are subject to certain risks and uncertainties that could cause the company's actual results in the future to differ materially from its historical results and those presently anticipated or projected. The company undertakes no obligation to update its forward-looking statements to reflect events or circumstances arising after such date.

Among these risks and uncertainties are any failure to materially comply with the extensive regulatory framework applicable to us, including compliance with Title IV of the Higher Education Act and the regulations thereunder; complying with U.S. Department of Education rules, including those regarding incentive compensation; maintaining our business in accordance with regional and specialized accreditation standards and state regulatory and program approval requirements; changes in the administration, funding and availability for Title IV programs; responding to any governmental review of our business, marketing, or financial aid practices, including by any state attorneys general and/or federal Consumer Financial Protection Bureau; attracting and retaining high quality, academically prepared learners; responding to requests for information and complaints from the Minnesota Office of Higher Education and other states; maintaining and expanding existing commercial relationships with employers and developing new such relationships; successfully offering our FlexPath programs; effectively leveraging our brand driven marketing strategy; improving our conversion rates; keeping up with advances in technology important to the online learner experience; improving our learner persistence and cohort retention rate; successfully managing our PhD completion efforts; successfully identifying and managing business partnership opportunities; effectively managing data security risks; and managing risks associated with the overall competitive environment and general economic conditions.

Other factors that could cause the company's results to differ materially from those contained in its forward-looking statements are included under, among others, the heading "Risk Factors" in our most recent Form 10-K and Form 10-Qs on file with the Securities and Exchange Commission and other documents filed by the company with the Securities and Exchange Commission.

Conference Call

Capella will discuss its second quarter 2014 results and outlook during a conference call scheduled today, July 29, 2014, at 9:00 a.m. Eastern time (ET). To participate in the live call, investors should dial 866.385.4179 (domestic) or 702.928.7882 (international) at 8:50 a.m. (ET), conference ID# 64797582. The webcast, including the accompanying presentation, will be available on the Capella Education Company Web site at www.capellaeducation.com. A replay of the call will be available starting on July 29, 2014 through Aug. 5, 2014, at 855.859.2056 (domestic) or 404.537.3406 (international), conference ID# 64797582. It will also be archived at www.capellaeducation.com in the investor relations section for 60 days.

About Capella Education Company

Founded in 1991, Capella Education Company is a leader in online education, primarily through our wholly owned subsidiary Capella University, a regionally accredited* online university. In addition, Capella Education Company offers online education through Resource Development International Ltd. (RDI), an independent provider of United Kingdom (UK) university distance learning qualifications. Capella Education Company also owns an innovative startup company called Sophia (http://www.sophia.org) - a social teaching and learning platform that integrates education with technology.

Capella University offers online graduate degree programs in business, counseling, education, health administration, human resource management, human services, information technology, nonprofit management and leadership, nursing, psychology, public administration, public health, public safety, and social work, and bachelor's degree programs in business, information technology, nursing, psychology, and public safety. These academic programs are designed to help working adults advance in their careers, combining high quality, competency-based curricula with the convenience and flexibility of an online learning format. Currently, Capella University offers 42 graduate and undergraduate degree programs with 141 specializations, including six new direct assessment delivery programs**. As of June 30, 2014, approximately 36,000 learners were enrolled with over 70 percent of learners enrolled in graduate degree programs. For more information about Capella Education Company, please visit http://www.capellaeducation.com. For more information about Capella University, please visit http://www.capella.edu or call 1.888.CAPELLA (227.3552).

Resource Development International Ltd. partners with a number of the top 100 universities in the UK to develop, validate and deliver UK higher education qualifications, predominantly through online courses. For more information, visit http://www.rdi.co.uk.

Sophia is a first-of-its-kind social education platform that offers students many ways to learn by making free, credible, academic content available to anyone, anywhere, at anytime. The site offers tens of thousands of tutorials created by hundreds of teachers and experts that are taught in a variety of ways. The platform further enhances the learning process by offering quizzes, assessing learning preferences and providing learning paths. For more information, visit www.sophia.org.

*Capella University is accredited by The Higher Learning Commission and is a member of the North Central Association of Colleges and Schools (NCA), http://www.ncahlc.org. Capella University, Capella Tower, 225 South Sixth Street, Ninth Floor, Minneapolis, MN 55402, 1.888.CAPELLA (227.3552), http://www.capella.edu.

**In accordance with U.S. Department of Education (ED) direct assessment approval requirements, a notification has been submitted to the ED so that the IT and Psychology FlexPath programs may be eligible for federal financial aid. These programs are currently not approved for federal financial aid. Capella University will keep applicants and learners interested in FlexPath fully informed of any decisions made by the ED.

# # #

CAPELLA EDUCATION COMPANY
Consolidated Balance Sheets
(In thousands, except par value)

	As of June 30, 2014	As of December 31, 2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$88,455	$124,097
Marketable securities, current	35,528	18,342
Accounts receivable, net of allowance of $5,711 at June 30, 2014 and $7,091 at December 31, 2013	14,617	16,919
Prepaid expenses and other current assets	10,050	10,548
Deferred income taxes	2,892	2,846
Total current assets	151,542	172,752
Marketable securities, non-current	34,881	17,740
Property and equipment, net	39,249	39,993
Goodwill	17,089	16,969
Intangibles, net	2,239	2,795
Other assets	1,063	—
Total assets	$246,063	$250,249
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,890	$7,939
Accrued liabilities	28,048	33,164
Dividends payable	4,353	4,346
Deferred revenue	10,627	10,736
Total current liabilities	49,918	56,185
Deferred rent	2,716	3,221
Other liabilities	2,974	2,541
Deferred income taxes	5,729	6,283
Total liabilities	61,337	68,230

Shareholders’ equity:
Common stock, $0.01 par value: Authorized shares — 100,000; Issued and Outstanding shares — 12,278 at June 30, 2014 and 12,361 at December 31, 2013	123	124
Additional paid-in capital	107,134	104,546
Accumulated other comprehensive loss	(601)	(114)
Retained earnings	78,070	77,463
Total shareholders’ equity	184,726	182,019
Total liabilities and shareholders’ equity	$246,063	$250,249

CAPELLA EDUCATION COMPANY
Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(Unaudited)
Revenues	$104,832	$103,693	$210,428	$208,935
Costs and expenses:
Instructional costs and services	45,530	44,900	92,830	91,867
Marketing and promotional	23,113	24,101	48,874	49,602
Admissions advisory	7,146	6,727	14,073	13,498
General and administrative	10,889	10,500	21,354	21,328
Lease amendment charges	2,690	—	2,690	—
Total costs and expenses	89,368	86,228	179,821	176,295
Operating income	15,464	17,465	30,607	32,640
Other expense, net	(171)	(25)	(513)	(225)
Income before income taxes	15,293	17,440	30,094	32,415
Income tax expense	6,249	7,018	12,233	13,238
Net income	$9,044	$10,422	$17,861	$19,177
Net income per common share:
Basic	$0.74	$0.84	$1.45	$1.55
Diluted	$0.72	$0.83	$1.42	$1.54
Weighted average number of common shares outstanding:
Basic	12,293	12,394	12,317	12,394
Diluted	12,518	12,498	12,564	12,489
Cash dividends declared per common share	$0.35	$—	$0.70	$—

CAPELLA EDUCATION COMPANY
Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2014	2013
	(Unaudited)
Operating activities
Net income	$17,861	$19,177
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	6,900	7,060
Depreciation and amortization	12,056	13,596
Amortization of investment discount/premium	817	308
Impairment of property and equipment	277	229
Loss on disposal of property and equipment	70	39
Share-based compensation	2,758	2,606
Excess tax benefits from share-based compensation	(392)	(66)
Deferred income taxes	(574)	(43)
Payment of contingent consideration	(906)	—
Changes in operating assets and liabilities:
Accounts receivable	(4,550)	(6,044)
Prepaid expenses and other current assets	(235)	820
Accounts payable and accrued liabilities	(60)	6,189
Income taxes payable	605	(1,486)
Deferred rent	(505)	(713)
Deferred revenue	(273)	(116)
Net cash provided by operating activities	33,849	41,556
Investing activities
Capital expenditures	(10,814)	(10,310)
Investment in partnership interest	(1,063)	—
Purchases of marketable securities	(42,093)	(22,426)
Maturities of marketable securities	6,975	7,135
Net cash used in investing activities	(46,995)	(25,601)
Financing activities
Excess tax benefits from share-based compensation	392	66
Net proceeds from exercise of stock options	1,638	524
Payment of dividends	(8,659)	—
Repurchases of common stock	(9,926)	(2,137)
Payment of contingent consideration	(5,945)	—
Net cash used in financing activities	(22,500)	(1,547)
Effect of foreign exchange rates on cash	4	(47)
Net increase (decrease) in cash and cash equivalents	(35,642)	14,361
Cash and cash equivalents at beginning of period	124,097	93,220
Cash and cash equivalents at end of period	$88,455	$107,581
Supplemental disclosures of cash flow information
Income taxes paid	$12,539	$14,770
Noncash transactions:
Purchase of equipment included in accounts payable and accrued liabilities	$1,988	$207
Declaration of cash dividend to be paid	$4,354	$—

CAPELLA EDUCATION COMPANY
Reconciliation of Non-GAAP Financial Information
(In thousands, except per share amounts)

	Three Months Ended June 30, 2014	Adjustments	Three Months Ended June 30, 2014
	(GAAP)	(Non-GAAP)	(Non-GAAP)
	(Unaudited)
Revenues	$104,832		$104,832
Costs and expenses:
Instructional costs and services	45,530		45,530
Marketing and promotional	23,113		23,113
Admissions advisory	7,146		7,146
General and administrative	10,889		10,889
Lease amendment charges	2,690	(2,690)	—
Total costs and expenses	89,368		86,678
Operating income	15,464		18,154
Operating income margin	14.8%		17.3%
Other expense, net	(171)		(171)
Income before income taxes	15,293		17,983
Income tax expense	6,249	1,009	7,258
Net income	$9,044		$10,725
Net income per common share:
Basic	$0.74	$0.13	$0.87
Diluted	$0.72	$0.14	$0.86
Weighted average number of common shares outstanding:
Basic	12,293		12,293
Diluted	12,518		12,518

CAPELLA UNIVERSITY
Other Information

	June 30
Enrollment by Degree (a):	2014	2013	% Change
PhD/Doctoral	10,524	11,171	(5.8)%
Master's	14,989	14,816	1.2%
Bachelor's	9,345	9,110	2.6%
Other	933	906	3.0%
Total	35,791	36,003	(0.6)%

(a) Enrollment as of June 30, 2014 and 2013 is the enrollment as of the last day of classes for the quarter ended June 30, 2014 and 2013, respectively.